UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 29, 2016

GREAT BASIN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36662	83-0361454
(State or other jurisdiction of incorporation)	Commission File Number)	(IRS Employer Identification No.)

2441 South 3850 West, Salt Lake City, UT

(Address of principal executive offices)

84120

(Zip code)

(801) 990-1055

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed on the Current Report on Form 8-K filed with the SEC on December 29, 2015, on December 28, 2015, Great Basin Scientific, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) in relation to the issuance and sale by the Company to certain buyers as set forth in the Schedule of Buyers attached to the SPA (the “Buyers”) of $22.1 million aggregate principal amount of senior secured convertible notes (the “Notes”) and related Series D common stock purchase warrants (the “Warrants”) exercisable to acquire 3,503,116 shares of common stock. In accordance with the terms of the SPA, the Company agreed to provide certain registration rights under the United States Securities Act of 1933, as amended and the rules and regulations thereunder pursuant to the Registration Rights Agreement by and between the Company the Buyers (the “Registration Rights Agreement”) entered into December 30, 2015.

Further, as previously disclosied on the Current Report on Form 8-K filed with the SEC on Feburary 16, 2016, the Company and certain of the Buyers entered into an amendment agreement no. 1 to the Registration Rights Agreement to amend, in part, the deadline for filing the initial registration statement required thereunder registering our shares of common stock issuable upon conversion of the Notes and exercise of the Warrants to February 29, 2016.

Effective February 29, 2016, the Company and certain of the Buyers holding enough of the Notes and Warrants to constitute the Required Holders under Section 10 of the Registration Rights Agreement entered into Amendment Agreement No.2 to the Registration Rights Agreement (the “Second Amendment Agreement”), whereby the Company and the Buyers agreed to extend the deadline for filing the initial registration statement required thereunder registering our shares of common stock issuable upon conversion of the Notes and exercise of the Warrants to March 1, 2016.

The foregoing is a summary description of the material terms of the Second Amendment Agreement and is qualified in its entirety by the text of the Second Amendment Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference to this Item 1.01.

Item 3.03 Material Modifications to Rights of Security Holders

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 8.01 Other Events.

On February 24, 2015, the Company closed its previously announced underwritten public offering of its Units. The Company offered 39,200,000 Units, at a price of $0.16 per Unit, each of which consists of one share of its common stock and 1.5 Series E Warrants to purchase one share of the Company’s common stock at an exercise price of $0.25 (subject to adjustment). The Company received approximately $6.3 million in gross proceeds from the offering, before the placement agent’s fee and offering expenses payable by the Company. A copy of the press release announcing the closing of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

EXHIBIT	DESCRIPTION

10.1	Form of Second Amendment Agreement to the Registration Rights Agreement

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT BASIN SCIENTIFIC, INC.

Date: February 29, 2016	By:	/s/ Ryan Ashton
Ryan Ashton
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

10.1	Form of Second Amendment Agreement to the Registration Rights Agreement

99.1	Press Release